AMENDED AND RESTATED
                             1991 STOCK OPTION PLAN
                                       OF
                             CAPITAL CITIES/ABC, INC
                                 APRIL 23, 1996




l.   Purposes.

     The purposes of the 1991 Stock Option Plan (the "Plan") of Capital Cities/ABC, Inc. (the "Corporation") are to provide a greater community of interest between the Corporation's shareholders and its key employees, to facilitate the purchase by such employees of shares of stock in the Corporation, to encourage such employees to remain in the employ of the Corporation and to assist the Corporation in retaining the services of its key employees.

2.    Stock to be Offered.

     The shares that may be issued under the Plan shall not exceed 500,000 shares of the Corporation's common stock, $1.00 par value ("Common Stock"), subject to adjustment under the provisions of Section 8. Such shares may be authorized but unissued shares or treasury shares, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. Shares reserved under an option which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the Plan.

     All previous reservations of shares of Common Stock for issuance pursuant to the Corporation's Employee Stock Option Plan, to the extent not required for issuance upon the exercise of outstanding and unexercised options as of the date this Plan is adopted, are hereby terminated and cancelled.

3.    Eligibility.

     Options may be granted to any key employee (including officers) of the Corporation or of any of its subsidiary corporations (as that term is defined in Section 7).

4.    Administration.

     The Plan shall be administered by the Corporation's Compensation Committee (the "Committee"); provided, however, that the Board of Directors of the Corporation, in its discretion, may appoint another and different committee to administer the Plan.

     The Committee, subject to the express provisions of the Plan, shall have authority, in its sole discretion, to determine the individuals who shall receive stock options, the kind of options to be granted, the times when options shall be granted and the number of shares to be subject to each option; to determine the provisions of option agreements (which need not be identical); to prescribe, amend and rescind rules and regulations relating to the Plan; to construe option agreements and the Plan; and to make all other determinations necessary and advisable for the proper administration of the Plan. All decisions and determinations of the Committee shall be made by a majority of the Committee and shall be conclusive.

5.    Form of Options.

     Options granted under the Plan may be incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code ("Incentive Stock Options") or options which are not Incentive Stock Options ("Non-Qualified Options"), as the Committee shall determine.

6.    Provisions of Options.

     The Committee shall determine the provisions of each option, subject to the following:
          (a) The option price must be at least 100% of the fair market value of the Common Stock at the time the option is granted.

          (b) The term of an Incentive Stock Option may not exceed 10 years from the date it is granted.

          (c) The term of a Non-Qualified Option may not exceed 11 years from the date it is granted.

          (d) An option may not be transferred by an optionee otherwise than by will or by the laws of descent and distribution, and may be exercised, during his lifetime, only by him.

          (e) Except as otherwise provided under Section 10:

               (i) No option shall be exercisable, in whole or in part, earlier than one year from the date it is granted.

               (ii) (A) An option having a term of at least four years shall not be exercisable earlier than in cumulative annual portions at the rate of 25% of the total number of shares subject to such option; and

                    (B) An option having a term of less than four years shall not be exercisable earlier than in cumulative annual portions equal to the total number of shares subject to such option divided by the number of years of the term of such option.

          (f) An option may be exercised within three months after the date of an optionee's termination of employment (or (i) within 12 months after such date if the optionee's termination of employment was on account of his death or his disability, within the meaning of Internal Revenue Code Section 22(e)
(3) or (ii) within 18 months after such date if the optionee held the position of Chief Executive Officer of the Corporation at any time prior to February 9, 1996, and the optionee was eligible for retirement benefits upon such termination of employment), but only to the extent the option is exercisable on such date. The provisions of this paragraph shall in no event operate to extend the term of any option beyond the time limit provided for in paragraph (b) of this Section.

          (g) The exercise price of any option may be paid, at the optionee's election, either in cash or by his exchange of Common Stock previously held by him. Any shares of Common Stock so exchanged shall be valued at their fair market value on the date the option is exercised.

          (h) All Incentive Stock Options, by their terms, shall comply with all the requirements of Section 422(b) of the Internal Revenue Code.

7.     Individual Limitations.

          (a) An Incentive Stock Option may not be granted to any individual who owns (at the date of grant of the option) stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of any of its parent corporations or subsidiary corporations.

          (b) The aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options may be exercisable for the first time by any individual during any calendar year (under this Plan and all such plans of his employer corporation and its subsidiary corporations and parent corporations) shall not exceed $100,000.

          (c) For all purposes of the Plan

               (i) the term "parent corporation" shall be as defined in Internal Revenue Code Section 425(e); and

               (ii) the term "subsidiary corporation" shall be as defined in Internal Revenue Code Section 425(f).

8.    Adjustments.

     In the event that the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of a merger, recapitalization, reclassification, stock split-up, combination or exchange of shares, or dividend or other distribution payable in capital stock, the aggregate number of shares of Common Stock subject to this Plan and the number of shares and the price per share of Common Stock subject to any outstanding options shall be appropriately adjusted by the Committee to reflect such event.

9.    Amendment and Termination of Plan.

     The Plan shall become effective on the date of its adoption by the Board of Directors and shall remain effective for the grant of options until 10 years from that date (and for the subsequent exercise of such options), unless it is sooner terminated by the Board of Directors. The Board of Directors, in its discretion and at any time, may modify, amend or terminate the Plan; provided, however, that no modification or amendment may be made, without the approval of the shareholders of the Corporation, which would increase the maximum aggregate number of shares which may be issued under the Plan, change the class of employees who are eligible for the grant of options, reduce the option price, extend the termination date of the Plan, or increase the period of time during which options may be exercised. Neither termination of the Plan, nor any modification or amendment thereof, shall adversely affect any rights under an option previously granted under the Plan without the consent of the Optionee.

10. Trigger Events.

          (a) For the purpose of this Plan, a "Trigger Event" shall mean

               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than Berkshire Hathaway, Inc., a Delaware corporation ("Berkshire"), or any Affiliate or Associate (as hereinafter defined) of Berkshire (Berkshire and such Affiliate and Associate being hereinafter referred to collectively as the "Berkshire Group"), in one or more transactions, of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of an aggregate of 20% or more of either (x) the then outstanding shares of Common Stock (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Trigger Event: (A) any acquisition directly from the Corporation (excluding an acquisition by virtue of the exercise of a conversion privilege), provided that the Person acquiring such Outstanding Common Stock or Outstanding Company Voting Securities beneficially owns less than 5% of the Outstanding Common Stock and the Outstanding Company Voting Securities immediately prior to such acquisition, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation or (D) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (iv) below; or

               (ii) The acquisition by any one or more of the Berkshire Group, in one or more transactions, of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of more than 30% (the "Prohibited Percentage") of either the Outstanding Common Stock or the Outstanding Company Voting Securities, provided, however, that any such acquisition shall not constitute a Trigger Event if the Berkshire Group shall have attained the Prohibited Percentage (A) as the result of an acquisition of Outstanding Common Stock of Outstanding Company Voting Securities by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares owned by the Berkshire Group to the Prohibited Percentage or (B) with the consent of the Board of Directors in accordance with an Agreement dated January 2, 1986 between the Corporation and Berkshire, provided, however, that if the Berkshire Group shall become the beneficial owner of more than 30% of such securities pursuant to clauses (A) or (B) of this paragraph (ii), and shall thereafter acquire any additional Outstanding Common Stock or Outstanding Company Voting Securities other than pursuant to clause
          (B) of this paragraph (ii), then such acquisition shall constitute a Trigger Event; or

               (iii) Individuals who constitute the Incumbent Board (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors. "Incumbent Board" shall mean individuals who as of March 19, 1991, constitute the Board of Directors and any individual who becomes a director subsequent to March 19, 1991, whose election, or nomination for election by the Corporation's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

               (iv) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case unless, following such reorganization, merger or consolidation, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation and the Berkshire Group) beneficially owns, directly or indirectly, 20% or more, and the Berkshire Group does not beneficially own, directly or indirectly, more than 30%, of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               (v) Approval by the shareholders of the Corporation of (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation with respect to which, following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation and the Berkshire Group) beneficially owns, directly or indirectly, 20% or more, and the Berkshire Group does not beneficially own, directly or indirectly, more than 30% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

     For the purpose of this Section, the terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Exchange Act, as in effect on March l9, 1991.

          (b) Upon the occurrence of a Trigger Event, as defined in this
     Section 10, each and every option outstanding under the Plan which was granted more than 6 months prior thereto shall be exercisable in full.

11.   Miscellaneous.

          (a) The grant of any option shall be subject to the execution by an optionee of a written option agreement in the form, and containing the terms, specified by the Committee.

          (b) Nothing in this Plan or in any option granted hereunder shall be construed as conferring upon any employee any right to continue in the service of the Corporation or any of its subsidiary corporations.

          (c) The grant of options under the Plan, the issuance and delivery of shares upon exercise of options, and all other matters, shall be subject to all laws, rules and regulations as may from time to time be applicable thereto.

          (d) Subject to such rules and regulations as the Committee may establish, the holder of an option may irrevocably elect to satisfy any Federal, state or local tax withholding obligation arising in connection with his exercise of such option by (i) requesting the Corporation to withhold shares of Common Stock otherwise deliverable to him upon such exercise and/or
(ii) tendering to the Corporation shares of Common Stock previously held by him. Any such election must be made prior to the date the amount of tax to be withheld is to be determined (the "Tax Date") and shall be subject to the consent or disapproval of the Committee. Any shares of Common Stock so withheld or tendered shall be valued at their fair market value on the Tax Date. If the holder of the option is subject to the reporting requirements of Section 16a of the Exchange Act, any such election must be made either (i) during the "window period" beginning on the third business day following the date of the release of the Corporation's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date, or
(ii) at least 6 months prior to the Tax Date, and shall be subject to and in conformity with the provisions of Rule l6b-3 promulgated under the Exchange Act.

12.   Approval of Shareholders.

     This Plan is subject to the approval of the shareholders of the Corporation within one year of the date of its adoption by the Board of Directors. If the Plan is not so approved, the Plan and any options granted hereunder shall be and become void.